LOAN AGREEMENT

I. THE PARTIES. This "Loan Agreement" made on January 3, 2023, is by and between:

Borrower: Emo Capital, Corp (the "Company", "Borrower"), 10409 Pacific Palisades Ave, Las Vegas, NV 89144 and

Lender: Junhua Guo ("Lender"), [redacted]

Ming Du ("Lender"), [redacted]

Wei Zhou ("Lender"), [redacted].

II. LOAN TERMS. The Lender agrees to lend the Borrower under the following terms:

Principal Amount: Junhua Guo: $4,000; Ming Du: $3,500; Wei Zhou: $3,500.
Interest Rate: 0% compounded per: (check one)

☐ – Month
☒ – Annum
☐ – Other: [OTHER]

Borrower to Receive the Borrowed Money on:

☐ – the date when Company needs to pay any fees caused by any corporation action.
☒ –The "Lender"s will write a personal paycheck or make an online payment to pay off the outstanding balances on the invoices received from BF Borgers CPA PC for 2021 and 2022 financial auditions.

Hereinafter known as the "Borrowed Money."

III. PAYMENTS. The full balance of the Borrowed Money, including all accrued interest and any other fees or penalties, is due and payable in: (check one)

☐ – **A LUMP SUM**. The Borrower shall repay the Borrowed Money as a lump sum, in full, in the amount of $[AMOUNT] (principal and interest) by [DATE] ("Due Date").
☐ – **INSTALLMENTS**. Borrower shall pay principal and interest installment amounts equal to $[AMOUNT] with the first (1st) payment due on [DATE] and the remaining payments to be paid: (check one)

☐ – **Weekly** with any remaining balance payable on [DATE] ("Due Date").
☐ – **Monthly** with any remaining balance payable on [DATE] ("Due Date").
☐ – **Quarterly** with any remaining balance payable on [DATE] ("Due Date").
☒ – **Pay on demand**.

[Signatures on Next Page]

Lender Signature: ______________________ Date: 01/03/2023

Print Name: Junhua Guo

Lender Signature: ______________________ Date: 01/03/2023

Print Name: Ming Du

Lender Signature: ______________________ Date: 01/03/2023

Print Name: Wei Zhou

Borrower Representative Signature: ______________________ Date: 01/03/2023

Title: President

Print Name: Junhua Guo